Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-249571) pertaining to the Tarsus Pharmaceuticals, Inc. 2020 Equity Incentive Plan, the Tarsus Pharmaceuticals, Inc. 2020 Employee Stock Purchase Plan, and the Tarsus Pharmaceuticals, Inc. 2016 Stock Plan of Tarsus Pharmaceuticals, Inc.,
(2) Registration Statement (Form S-8 No. 333-254932) pertaining to the Tarsus Pharmaceuticals, Inc. 2020 Equity Incentive Plan, and the Tarsus Pharmaceuticals, Inc. 2020 Employee Stock Purchase Plan of Tarsus Pharmaceuticals, Inc.,
(3) Registration Statement (Form S-8 No. 333-263537) pertaining to the Tarsus Pharmaceuticals, Inc. 2020 Equity Incentive Plan and the Tarsus Pharmaceuticals, Inc. 2020 Employee Stock Purchase Plan of Tarsus Pharmaceuticals, Inc.,
(4) Registration Statement (Form S-8 No. 333-270644) pertaining to the Tarsus Pharmaceuticals, Inc. 2020 Equity Incentive of Tarsus Pharmaceuticals, Inc.,
(5) Registration Statement (Form S-8 No. 333-277400) pertaining to the Tarsus Pharmaceuticals, Inc. 2020 Equity Incentive Plan of Tarsus Pharmaceuticals, Inc.,
(6) Registration Statement (Form S-3 No. 333-275439) of Tarsus Pharmaceuticals, Inc., and;
(7) Registration Statement (Form S-3ASR No. 333-277523) of Tarsus Pharmaceuticals, Inc.;

of our reports dated February 25, 2025 with respect to the financial statements of Tarsus Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Tarsus Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Tarsus Pharmaceuticals, Inc. for the year ended December 31, 2024.
/s/ Ernst & Young LLP

Irvine, California

February 25, 2025